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                                                                  EXHIBIT 10.23

                                August 27, 1997

Leerink, Swann, Gerrity, Sollami, Yaffe & Wynn, Inc.
One Financial Center
Boston, MA 02111

Re: Anika Research, Inc. (the "Company")

Dear Sirs:

  Reference is made to (i) the two warrant agreements ("Warrant Agreements") dated as of April 1, 1996 between you and the Company providing for the grant of warrants (the "Warrants") to you to purchase an aggregate of 203,700 shares of Common Stock, and (ii) the agreement (the "Agreement") dated as of February 5, 1996 between you and the Company relating to, among other matters, your acting as placement agent for the Company in connection with a private placement of shares of Common Stock, and (iii) the Stock Purchase Agreements (the "Purchase Agreements") dated as of February 29, 1996 between the Company and the Purchasers relating to, among other matters, the purchase and sale of shares of Common Stock and the registration of such Shares under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used herein and not otherwise defined shall have the respective meaning set forth in the Purchase Agreements.

  Notwithstanding anything to the contrary contained in the Warrant Agreements, the Agreement, the Purchase Agreements or any other agreements between the Company and you and/or the Purchasers, you hereby agree to the termination of the Registration of the Shares and the shares of Common Stock underlying the Warrants (the "Warrant Shares"). You have further told us that you have informed each Purchaser which did not dispose of its Shares pursuant to the Registration that the Company intends to terminate the Registration, in accordance with the terms of the Purchase Agreements.

  The Company hereby grants you the right, exercisable during the one (1) year period after the date hereof, to a single demand registration (the "Warrant Registration") on Form S-3 under the Securities Act of the Warrant Shares.
Your demand for such Warrant Registration will be made in writing to the Company, and upon the Company's receipt of such demand, it will use its reasonable efforts to file a Form S-3 registration statement to effect the Warrant Registration within forty-five (45) days of receipt of the notice and to keep the Warrant Registration effective for a period of ninety (90) days. The Company may postpone and suspend the Warrant Registration in accordance with the provisions of Section 5.3 of the Purchase Agreements as if such provisions applied to the Warrant Registration, and in connection with the Warrant Registration, you will comply with the provisions of Section 5.4 of the Purchase Agreements as if such provisions applied to the Warrant Registration. You agree, if requested by an underwriter of Common Stock in connection with any public offering of the Company, not to sell or otherwise transfer the Warrants or the Warrant Shares or to demand the Warrant Registration for such period, not to exceed 180 days (the "Underwriters Lock-Up") following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify (the "Underwriters Lock-Up"). In the event that the Warrant Registration is postponed or suspended in accordance with either of the two preceding sentences, the obligations of the Company with respect to:
(i) effecting the Warrant Registration shall be extended for a period equal to the lesser of (A) the period of such postponement or Underwriters Lock-up or
(B) the remaining period in which the Company would have been otherwise obligated to effect the Warrant Registration; and (ii) maintaining the effectiveness of such Warrant Registration shall be extended for a period equal to the lesser of (C) the period of such suspension or Underwriters Lock-Up or (D) the remaining period for which the Company is otherwise obligated to keep the Warrant Registration effective.
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  If you are in agreement with the foregoing, please execute the enclosed copy of this letter on the "Agreed and Acknowledged" line below and return the same to me.

                                          Very truly yours,

                                          Anika Research, Inc.

                                                    /s/ Sean F. Moran
                                          By: _________________________________
                                             Name: Sean F. Moran
                                             Title: Vice President of Finance

Agreed and Acknowledged:

Leerink, Swann, Gerrity, Sollami,
 Yaffe & Wynn, Inc.

          /s/ Jeffrey Leerink
By: _________________________________
  Name:
  Title: President